SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2008
Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Base Salaries

On May 28, 2008, the Compensation Committee approved an increase in the annual base salary for certain executive officers of OmniVision, including the following “named executive officers” of OmniVision:

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Shaw Hong	$465,000	$500,000	7/1/2008
Xinping He	$315,000	$346,000	7/1/2008
Peter V. Leigh	$265,000	$285,000	7/1/2008
Vicky Chou	$295,000	$315,000	7/1/2008
John Yue	$230,000	$235,000	7/1/2008

Fiscal 2009 Incentive Plan

On May 28, 2008, the Compensation Committee approved OmniVision’s Fiscal 2009 Incentive Plan. The purpose of the Fiscal 2009 Incentive Plan is to reward executive officers for successful achievement of certain individual and corporate performance goals during fiscal year 2009.

The actual bonuses payable under the Fiscal 2009 Incentive Plan, if any, will vary depending on the executive officer’s individual performance and OmniVision’s achievement of certain corporate performance goals.  For fiscal 2009, the corporate performance goals relate to (i) OmniVision’s achievement of certain revenue targets and (ii) OmniVision’s achievement of certain non-GAAP operating income targets, with each factor representing 50% of the corporate performance goals.  If the corporate performance goal targets are not met, the executive officers may be eligible to receive a reduced bonus so long as OmniVision meets certain minimum targets for the corporate performance goals.  Alternatively, if OmniVision’s actual performance exceeds the targets for the corporate performance goals, the total bonus payable may be up to a maximum of 175% of the target bonus.

Assuming such corporate performance goals are met, the actual bonus paid to each executive officer will depend on such executive officer’s achievement of certain individual performance goals, as determined by OmniVision’s chief executive officer and/or the Compensation Committee.  If an executive officer achieves his or her individual performance goals, such executive officer may be eligible to receive up to 100% of his or her portion of the total bonus, subject to the achievement of the corporate performance goals.  However, if such individual performance goals are not achieved, the portion of the total bonus such executive officer would otherwise be entitled to receive may be reduced.

No bonuses will be paid under the Fiscal 2009 Incentive Plan if (i) OmniVision does not have positive net income for fiscal year 2009 and (ii) both fiscal year 2009 revenue and non-GAAP operating income are not at least equal to OmniVision’s fiscal year 2008 performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2008

OmniVision Technologies, Inc.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer